SEVENTH AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS SEVENTH AMENDMENT, dated as of May 16, 2014, to the Transfer Agent Servicing Agreement, dated as of April 1, 2006, as amended December 5, 2008, March 4, 2010, September 19, 2011, March 14, 2012, December l, 2012 and March 7, 2014 (the “Agreement”), is entered into by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the listing of the Funds and to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A is superseded and replaced with Amended Exhibit A attached hereto. Amended

Exhibit B is superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Melodie B. Zakaluk	By: /s/ Michael R. McVoy
Printed Name: Melodie B. Zakaluk	Printed Name: Michael R. McVoy
Title: CEO/President	Title: Executive Vice President

Amended Exhibit A

to the Transfer Agent Servicing Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added

Rainier Balanced Fund	05-10-1994
Rainier Balanced Fund I	05-02-2002
Rainier Large Cap Equity Fund	05-10-1994 (1)
Rainier Large Cap Equity Fund I	05-02-2002 (1)
Rainier Intermediate Fixed Income Fund	05-02-2002
Rainier Small/Mid Cap Equity Fund	05-10-1994
Rainier Small/Mid Cap Equity Fund I	05-02-2002
Rainier Mid Cap Equity Fund	12-07-2005
Rainier Mid Cap Equity Fund I	12-07-2005
Rainier High Yield Fund I	03-31-2009
Rainier High Yield Fund	07-31-2012
Rainier International Discovery Fund	03-28-2012
Rainier International Discovery Fund, A	11-30-2012
Rainier Large Cap Growth Equity Fund I	03-11-2014

(1) Effective 1/1/2013, a [  ] basis point fee waiver will be in place for both classes of the Large Cap Equity Fund until 7/31/2014.

Amended Exhibit B to the Transfer Agent Servicing Agreement - Rainier

RAINIER MUTUAL FUNDS TRANSFER AGENCY, FUND ACCOUNTING, DOMESTIC CUSTODY, AND REGULATORY DISTRIBUTION AND FUND ADMINISTRATION SERVICES – MASTER ANNUAL FEE SCHEDULE at June 1, 2014

The following is a combined fee schedule for all services provided by U.S. Bancorp Fund Services, LLC to The Rainier Funds

ANNUAL FEE BASED ON TOTAL ASSETS OF THE FUND COMPLEX UP TO [ ] FUNDS AND [ ] CLASSES EACH.*

[ ] Basis Points on the first $[ ]

[ ] Basis Points on the first $[ ]

[ ] Basis Points on the first $[ ]

[ ] Basis Points thereafter

Complex Minimum: $[ ] ($[ ] per fund minimum for Funds with up to [ ] Classes, $[  ] per fund minimum for Funds with [ ] Classes)

*This fee will be reduced by the distribution fee paid to Quasar as described below. REGULATORY DISTRIBUTION (QUASAR) ALLOCATION TO BE PAID DIRECTLY THROUGH 12b-1 FEES OR BY ADVISER

ANNUAL FEE OF $[ ] PER FUND

[ ] SHARES - $[ ] MINIMUM ORIGINAL SHARES – $[ ] MAXIMUM

Out of Pocket Costs Included in Basis Points Services Fee:

–      Shareholder Communication Stationery

¡     Statements, confirms, etc.

¡      Postage

–      Shareholder Mailing and Inserting

–      Voice Response Services

¡     Account

inquiry/maintenance/transactions

–      800 Telephone Service Cost

–      Anti-Money Laundering Service

–      Security Pricing

–      Corporate Action Services

–      Manual Security Pricing

–      EDGAR filings, retention of records

–      U.S. Bancorp Employee Board Meeting Travel

–      Adhoc reports

–      Sales reporting

–      Financial Advisor/Broker Web Access (Vision)

¡     Inquiry/transactions activity

–      NSCC – Fund/SERV, Networking Services

–      Advertising Compliance Reviews (allocated to Quasar fees)

Annual Supervision of Licensed Registered Reps up to [ ]

Out of Pocket Costs NOT Included in Basis Points Service Fee (appropriate distribution/marketing items will be allocated to Quasar):

–      Printing of Prospectus, Annual/semi Reports, Advertising and Sales Materials

–      Proxies and Proxies Services

–      Literature Fulfillment Service

–      Engagement of designers, free-lance writers and public relations firms

–      Fair Value Pricing Services

–      Shareholder Web Access (FanWeb)

¡     Setup/maintenance/activity

–      Money Center Trading Services

–      Chief Compliance Officer Services

–      Business On-Line Sales Solutions (B.O.S.S.)

–      FINRA Advertising filing fees

–      FINRA out of pocket fees, to include State Registration and filing fees

–      Annual Supervision of Licensed Registered Reps greater than [ ]

Additional Funds: Fee Schedule to be re-negotiated; if number of funds exceeds [ ].

Additional Class Set-up and conversion costs:  None

Amended Exhibit B (continued) to the Transfer Agent Servicing Agreement Fulfillment

Processing Service levels and fees effective September 1, 2011

Service Level

Fulfillment Processing

Order Processing Standards

Service Component	Performance Level
Orders – Priority	Same day turnaround prior to 4 PM EST

Orders – Standard	Same day turnaround prior to 12 PM EST

Orders – Best Way	Next day turnaround after 12 PM EST

Print on Demand (POD) Performance Standards

The information set forth below establishes the Performance Standards to measure Capital Fulfillment Group’s (“CFG”) performance under the Document Management Program (Print on Demand). POD items must have been established as POD and have a confirmed PDF or “Print Ready” File with the CFG POD Library 24 hours prior to a print production run.

Service Component	Performance Level
Product Fill rates: POD	Same day turnaround for POD items

Product Fill rates: POD Plus	24 Hours of Digital Printing that requires Finishing or Bindery

Product Fill rates: Stock	30 day turnaround for stock items

On Request – POD	48 hour turnaround for approved PDF’s

Accuracy	No more than 5% of the impressions printed contain errors.

Amended Exhibit B (continued) to the Transfer Agent Servicing Agreement Fulfillment

Processing Service levels and fees effective September 1, 2011

Monthly Management (PICK & PACK) Fee

Kit Building
Collate/Insert (per SKU)	$[ ]
Seal	$[ ]
Label	$[ ]
Shrink Wrapping	$[ ]
Other Pick/Pack, Kit Assembly and Fulfillment
LINE Charge – Per SKU	$[ ]
UNIT Chart – Quantity Picked	$[ ]
Promotional/Premiums Fulfillment	$[ ]
Order Mgt & Processing
Receive Data from USBFS (Batch Transmission)	$[ ]
Receive Data from Client Source	$[ ]
ORDER charge (Per Order)	$[ ]
Order Charge – Manual	$[ ]
Inventory Management
Inventory Receiving	$[ ]
Inventory Destruction	$[ ]
Inventory Storage – Baseline Pricing
CFG does not charge for the storage of Kits, POD and JIT items
Forward	$[ ]
Carton	$[ ]
Pallet	$[ ]

*All postage charges are represented as pass through costs.